UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 15, 2008

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway, Suite 1
Council Bluffs, Iowa 51501
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

URON Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 15, 2008, Western Capital Resources, Inc., a Minnesota corporation (the “Company”), entered into a Stock Purchase Agreement with PQH Wireless, Inc., a Nebraska corporation, and Mark Houlton, Charles Payne and John Quandahl, the three stockholders of PQH Wireless. Under the Stock Purchase Agreement, the stockholders sold all of the outstanding capital stock in PQH Wireless to the Company for a total purchase price of $3,035,000. The purchase price was paid as follows:

•	making a cash payment of $535,000 to Charles Payne and issuing a promissory note to Mr. Payne in the principal amount of $500,000, and

•	issuing a promissory note in the amount of $1,000,000 to each of Mark Houlton and John Quandahl.

The Company’s obligations under the promissory notes delivered to the stockholders are secured by the assets of PQH Wireless that existed on the date of closing. The promissory note issued to Charles Payne accrues interest at the annual rate of 7%, and the promissory notes issued to each of Mark Houlton and John Quandahl accrue interest at the annual rate of 10%. The Company is required to make monthly interest-only payments on the outstanding balance of the notes for the first 90 days, and then and thereafter to make monthly principal and interest payments in an amount sufficient to fully amortize the remaining balance of the promissory notes over the remaining term of the promissory notes. The promissory notes mature and, together with all accrued but unpaid interest thereon, become fully due and payable on October 1, 2011.

The closing of purchase and sale under the Stock Purchase Agreement was effective as of October 15, 2008. The Stock Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification obligations relating to those representations, warranties and covenants which survive until October 15, 2010.

Mark Houlton is a director of the Company and John Quandahl is the Company’s Chief Operating Officer. Because each of these individuals were stockholders of the Company, each had a direct material financial interest in PQH Wireless. The ownership of Messrs. Houlton and Quandahl in PQH Wireless and the material terms and conditions of the Stock Purchase Agreement were disclosed to the disinterested members of the Company’s audit committee, which approved the Stock Purchase Agreement and the transactions contemplated thereby.

PQH was formed approximately two years ago and owns and operates nine stores at locations in Missouri, Nebraska, and Texas as an authorized seller of Cricket cellular phones.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 2.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.: (Registrant)

Date: October 21, 2008	By:	/s/ Christopher Larson
Christopher Larson, Chief Executive Officer

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